COREFUNDS, INC.

                             ARTICLES SUPPLEMENTARY



        COREFUNDS, INC. (the "Corporation"), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of
Incorporation:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-l05(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

        SECOND: Immediately before the increase and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue ten billion (10,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of ten million dollars ($10,000,000), of which one billion (1,000,000,000) are classified as Class A Common Stock, one billion (1,000,000,000) are classified as Class A Common Stock, Series B, one billion (1,000,000,000) are classified as Class B Common Stock, one billion (1,000,000,000) are classified as Class B Common Stock, Series B, seven hundred fifty million (750,000,000) are classified as Class C Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, Series B, twenty-five million (25,000,000) are classified as Class E Common Stock, twenty-five million (25,000,000) are classified as Class E Common Stock, Series B, five hundred million (500,000,000) are classified as Class F Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, Series B, one hundred million (100,000,000) are classified as Class H Common Stock, one hundred million (100,000,000) are classified as Class H Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class I Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class K Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, Series B, one hundred million (100,000,000) are classified as Class M Common Stock, one hundred million (100,000,000) are classified as Class M Common Stock, Series B, one hundred million (100,000,000) are classified as


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Class N Common Stock, one hundred million (100,000,000) are classified as Class
N Common Stock, Series B, twenty-five million (25,000,000) are classified as Class O Common Stock, twenty-five million (25,000,000) are classified as Class O Common Stock, Series B and two billion six hundred million (2,600,000,000) are unclassified.

        THIRD: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class P Common Stock, of the par value of one mill ($.001) per share.

        FOURTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class P Common Stock, Series B of the par value of one mill ($.001) per share.

        FIFTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class P Common Stock, Series C of the par value of one mill ($.001) per share.

        SIXTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class Q Common Stock, of the par value of one mill ($.001) per share.

        SEVENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Corporation as Class Q Common Stock, Series B of the par value of one mill ($.001) per share.

        EIGHTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on December 2, 1993, classified one hundred million (100,000,000) of the authorized, unissued and


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unclassified shares of the Corporation as Class Q Common Stock, Series C of the
par value of one mill ($.001) per share.

        NINTH: Each share of Class A Common Stock, Class A Common Stock, Series B, Class B Common Stock, Class B Common Stock, Series B, Class C Common Stock, Class D Common Stock, Class D Common Stock, Series B, Class E Common Stock, Class E Common Stock, Series B, Class F Common Stock, Class G Common Stock, Class G Common Stock, Series B, Class H Common Stock, Class H Common Stock, Series B, Class I Common Stock, Class J Common Stock, Class J Common Stock, Series B, Class K Common Stock, Class L Common Stock, Class L Common Stock, Series B, Class M Common Stock, Class M Common Stock, Series B, Class N Common Stock, Class N Common Stock, Series B, Class O Common Stock, Class O Common Stock, Series B, Class P Common Stock, Class P Common Stock, Series B, Class P Common Stock, Series C, Class Q Common Stock, Class Q Common Stock, Series B, and Class Q Common Stock, Series C, shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock.

        TENTH: For any class or series that adopts a rule 12b-1 plan pursuant to the Investment Company Act of 1940, expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of such particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by that class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

        ELEVENTH: Immediately after the increase and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue ten billion (10,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of ten million dollars ($10,000,000), of which one billion (1,000,000,000) are classified as Class A Common Stock, one billion (1,000,000,000) are classified as Class A Common Stock, Series B, one billion (1,000,000,000) are classified as Class B Common Stock, one billion (1,000,000,000) are classified as Class B Common Stock, Series B, seven hundred fifty million (750,000,000) are classified as Class C Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, twenty-five million (25,000,000) are classified as Class D Common Stock, Series B, twenty-five million (25,000,000) are classified

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as Class E Common Stock, twenty-five million (25,000,000) are classified as
Class E Common Stock, Series B, five hundred million (500,000,000) are classified as Class F Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, one hundred million (100,000,000) are classified as Class G Common Stock, Series B, one hundred million (100,000,000) are classified as Class H Common Stock, one hundred million (100,000,000) are classified as Class H Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class I Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, two hundred fifty million (250,000,000) are classified as Class J Common Stock, Series B, two hundred fifty million (250,000,000) are classified as Class K Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, one hundred million (100,000,000) are classified as Class L Common Stock, Series B, one hundred million (100,000,000) are classified as Class M Common Stock, one hundred million (100,000,000) are classified as Class M Common Stock, Series B, one hundred million (100,000,000) are classified as Class N Common Stock, one hundred million (100,000,000) are classified as Class N Common Stock, Series B, twenty-five million (25,000,000) are classified as Class O Common Stock, twenty-five million (25,000,000) are classified as Class O Common Stock, Series B, one hundred million (100,000,000) are classified as Class P Common Stock, one hundred million (100,000,000) are classified as Class P Common Stock, Series B, one hundred million (100,000,000) are classified as Class P Common Stock, Series C, one hundred million (100,000,000) are classified as Class Q Common Stock, one hundred million (100,000,000) are classified as Class Q Common Stock, Series B, one hundred million (100,000,000) are classified as Class Q Common Stock, Series C and two billion (2,000,000,000) are unclassified.

        TWELFTH: The aforesaid action by the Board of Directors of the Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

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        IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 10th day of December, 1993.

                                            COREFUNDS, INC.


                                            By: /s/ Robert A. Nesher
                                                --------------------------------
                                                Robert A. Nesher
                                                President

[SEAL]

Attest:

/s/ James W. Jennings
------------------------------
James W. Jennings
Secretary

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         THE UNDERSIGNED, President of COREFUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            By: /s/ Robert A. Nesher
                                                --------------------------------
                                                Robert A. Nesher
                                                President

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